                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 1

                                       TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                       Alliance Fiber Optic Products, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                Delaware                                   77-0554122
(State of Incorporation or Organization)       (IRS Employer Identification No.)


             735 North Pastoria Avenue, Sunnyvale, California 94085
            (Address of Principal Executive Offices)      (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class                Name Of Each Exchange On Which
       To Be So Registered                Each Class Is To Be Registered
  -----------------------------      ----------------------------------------
              None                                     None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-45482.

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

In response to this item, incorporated by reference is the description of the Common Stock, $0.001 par value per share (the "Common Stock"), of Alliance Fiber Optic Products, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated October 24, 2000 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-45482) (the "Registration Statement"), together with the description contained under such caption included in the form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2. Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

     1(a) Amended and Restated Certificate of Incorporation, as amended, of the Registrant (incorporated herein by reference to Exhibit 3(i).2 to the Registration Statement).

     1(b) Form of Amended and Restated Certificate of Incorporation to be filed upon closing of the offering to which the Registration
               Statement relates (incorporated herein by reference to Exhibit
               3(i).3 to the Registration Statement).

     2(a) Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii).2 to the Registration Statement).

     2(b) Form of Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3(ii).3 to the Registration Statement).

      3        Form of stock certificate for Common Stock of Registrant
               (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 10, 2000.

                                        ALLIANCE FIBER OPTIC PRODUCTS, INC.


                                        By /s/ Peter C. Chang
                                          --------------------------------------
                                          Peter C. Chang
                                          President and Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number                                      Exhibit
-------                                     -------
     1(a)      Amended and Restated Certificate of Incorporation, as amended, of the Registrant (incorporated herein by reference to Exhibit 3(i).2 to the Registration Statement).

     1(b) Form of Amended and Restated Certificate of Incorporation to be filed upon closing of the offering to which the Registration
               Statement relates (incorporated herein by reference to Exhibit
               3(i).3 to the Registration Statement).

     2(a) Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii).2 to the Registration Statement).

     2(b) Form of Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3(ii).3 to the Registration Statement).

      3        Form of stock certificate for Common Stock of Registrant
               (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)